EXHIBIT 23.1
                                                                    ------------


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 26, 1999 (except as to the matters discussed in Note 13, as to which the date is March 30, 1999), included in the Annual Report on Form 10-K for the year ended December 31, 1998, of Gardenburger, Inc., and to all references to our firm included in this Registration Statement.


                                                     /s/ ARTHUR ANDERSEN LLP


Portland, Oregon,
   May 26, 1999




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